MDU RESOURCES GROUP, INC.
NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN

I.	Purpose

           The purpose of the MDU Resources Group, Inc. Non-Employee Director Stock Compensation Plan is to provide ownership of the Company's stock to non-employee members of the Board of Directors in order to improve the Company's ability to attract and retain highly qualified individuals to serve as directors of the Company and to strengthen the commonality of interest between directors and stockholders.

II.	Definitions

When used herein, the following terms shall have the respective meanings set forth below:

"Agent" means a securities broker-dealer selected by the Company and registered under the Exchange Act.

"Annual Retainer" means the annual retainer payable by the Company to Non-Employee Directors and shall include, for purposes of this Plan, meeting fees, cash retainers and any other cash compensation payable to Non-Employee Directors by the Company for services as a Director.

"Board" or "Board of Directors" means the Board of Directors of the Company.

"Committee" means a committee whose members meet the requirements of Section IV(A) hereof, and who are appointed from time to time by the Board to administer the Plan.

"Common Stock" means the common stock, $1.00 par value, of the Company.

"Company" means MDU Resources Group, Inc., a Delaware corporation, and any successor corporation.

"Effective Date" means April 25, 1995.

"Employee" means any officer or other common law employee of the Company or of any of its business units or divisions or of any Subsidiary.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Non-Employee Director" or "Participant" means any person who is elected or appointed to the Board of Directors of the Company and who is not an Employee.

"Plan" means the Company's Non-Employee Director Stock Compensation Plan, adopted by the Board on February 9, 1995, and approved by the stockholders on April 25, 1995, as it may be amended from time to time.

"Plan Year" means the period commencing on the Effective Date of the Plan and ending the next following December 31 and, thereafter, the calendar year.

"Stock Payment" means that portion of the Annual Retainer to be paid to Non-Employee Directors in shares of Common Stock rather than cash for services rendered as a director of the Company, as provided in Section V hereof, including that portion of the Stock Payment resulting from any election specified in Section VI hereof.

"Subsidiary" means any corporation that is a "subsidiary corporation" of the Company, as that term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended.

III.	Shares of Common Stock Subject to the Plan

           Subject to Section VII below, the maximum aggregate number of shares of Common Stock that may be delivered under the Plan is 699,897 shares.  The Common Stock to be delivered under the Plan will be made available from authorized but unissued shares of Common Stock, treasury stock or shares of Common Stock purchased on the open market.  Shares of Common Stock purchased on the open market shall be purchased by the Agent.

IV.	Administration

           A.           The Plan will be administered by a committee appointed by the Board, consisting of two or more persons who are not eligible to participate in the Plan.  Members of the Committee need not be members of the Board.  The Company shall pay all costs of administration of the Plan.

           B.           Subject to and not inconsistent with the express provisions of the Plan, the Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions under the Plan.  Without limiting the generality of the foregoing, the Committee shall have full power and authority (i) to determine all questions of fact that may arise under the Plan, (ii) to interpret the Plan and to make all other determinations necessary or advisable for the administration of the Plan and (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, including, without limitation, any rules which the Committee determines are necessary or appropriate to ensure that the Company and the Plan will be able to comply with all applicable provisions of any federal, state or local law.  All interpretations, determinations and actions by the Committee will be final and binding upon all persons, including the Company and the Participants.

V.	Determination of Annual Retainer and Stock Payments

           A.           The Board shall determine the Annual Retainer payable to all Non-Employee Directors of the Company.

           B.           Each director of the Company who is a Non-Employee Director at any time during the Plan Year shall receive on or about the Wednesday following the Board's regularly-scheduled November meeting a Stock Payment of 4,050 shares of Common Stock as a portion of the Annual Retainer payable to such director for the Plan Year in which such date occurs.  The Stock Payment shall be prorated for any Non-Employee Director who does not serve the entire Plan Year by multiplying 4,050 by a fraction, the numerator of which is the number of actual or expected months (with a partial month counted as a full month) of service on the Board during the Plan Year and the denominator of which is twelve.  Certificates evidencing the shares of Common Stock constituting Stock Payments shall be registered in the respective names of the Participants and shall be issued to each Participant.  The cash portion of the Annual Retainer shall be paid to Non-Employee Directors at such times and in such manner as may be determined by the Board of Directors.

VI.	Election to Increase Amount of Stock Payment

           In lieu of receiving the cash portion of the Annual Retainer for any Plan Year, a Participant may make a written election to reduce the cash portion of such Annual Retainer by a specified dollar amount and have such amount applied to purchase additional shares of Common Stock of the Company.  The election shall be made on a form provided by the Committee and must be returned to the Committee on or before the last business day of the year prior to the year in which the election is to be effective.  The election form shall state the amount by which the Participant desires to reduce the cash portion of the Annual Retainer, which shall be applied toward the purchase of Common Stock; provided, however, that no fractional shares shall be purchased.  Stock to be delivered to Participants pursuant to this election shall be delivered in December of each year.  Cash in lieu of any fractional share shall be paid to the Participant.  An election shall continue in effect until changed or revoked by the Participant.  No Participant shall be allowed to change or revoke any election for the then current year, but may change an election for any subsequent Plan Year.  All shares of Common Stock received pursuant to an election under this Article VI must be held by a Participant for six months after receipt thereof.

VII.	Adjustment For Changes in Capitalization

           In the event of any equity restructuring (within the meaning of Financial Accounting Standards No. 123(R)), such as a stock dividend, stock split, spinoff, rights offering or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause an equitable adjustment to be made in the number of shares to be granted annually and the maximum number of shares and/or the kind of shares of Common Stock that may be delivered under the Plan to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Committee may, in its sole discretion, cause an equitable adjustment as described in the foregoing sentence to be made to prevent dilution or enlargement of rights.  Adjustments made by the Committee pursuant to this Section VII shall be final, binding and conclusive.  The maximum number of shares issuable under the Plan as a result of any such adjustment shall be rounded down to the nearest whole share.

VIII.	Amendment and Termination of Plan

           The Board will have the power, in its discretion, to amend, suspend or terminate the Plan at any time provided; however, that no amendment that is required by law, rule or regulation to be approved by the Company’s stockholders shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon.

IX.	Effective Date and Duration of the Plan

           The Plan became effective upon the Effective Date, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Section VIII, until all shares subject to the Plan have been purchased or acquired according to the Plan's provisions.

X.	Miscellaneous Provisions

A.	Continuation of Directors in Same Status

           Nothing in the Plan or any action taken pursuant to the Plan shall be construed as creating or constituting evidence of any agreement or understanding, express or implied, that the Company will retain a Non-Employee Director as a director or in any other capacity for any period of time or at a particular retainer or other rate of compensation, as conferring upon any Participant any legal or other right to continue as a director or in any other capacity, or as limiting, interfering with or otherwise affecting the right of the Company to terminate a Participant in his capacity as a director or otherwise at any time for any reason, with or without cause, and without regard to the effect that such termination might have upon him as a Participant under the Plan.

B.	Compliance with Government Regulations

           Neither the Plan nor the Company shall be obligated to issue any shares of Common Stock pursuant to the Plan at any time unless and until all applicable requirements imposed by any federal and state securities and other laws, rules and regulations, by any regulatory agencies or by any stock exchanges upon which the Common Stock may be listed have been fully met.  As a condition precedent to any issuance of shares of Common Stock and delivery of certificates evidencing such shares pursuant to the Plan, the Board or the Committee may require a Participant to take any such action and to make any such covenants, agreements and representations as the Board or the Committee, as the case may be, in its discretion deems necessary or advisable to ensure compliance with such requirements.  The Company shall in no event be obligated to register the shares of Common Stock deliverable under the Plan pursuant to the Securities Act of 1933, as amended, or to qualify or register such shares under any securities laws of any state upon their issuance under the Plan or at any time thereafter, or to take any other action in order to cause the issuance and delivery of such shares under the Plan or any subsequent offer, sale or other transfer of such shares to comply with any such law, regulation or requirement.  Participants are responsible for complying with all applicable federal and state securities and other laws, rules and regulations in connection with any offer, sale or other transfer of the shares of Common Stock issued under the Plan or any interest therein including, without limitation, compliance with the registration requirements of the Securities Act of 1933, as amended (unless an exemption therefrom is available), or with the provisions of Rule 144 promulgated thereunder, if applicable, or any successor provisions.  Certificates for shares of Common Stock may be legended as the Committee shall deem appropriate.

C.	Nontransferability of Rights

           No Participant shall have the right to assign the right to receive any Stock Payment or any other right or interest under the Plan, contingent or otherwise, or to cause or permit any encumbrance, pledge or charge of any nature to be imposed on any such Stock Payment (prior to the issuance of stock certificates evidencing such Stock Payment) or any such right or interest.

D.	Severability

           In the event that any provision of the Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan.

E.	Governing Law

           To the extent not preempted by Federal law, the Plan shall be governed by the laws of the State of Delaware.